SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the
         Securities Exchange Act of 1934

  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [ ]
  Check the appropriate box:
  [ ]  Preliminary Proxy Statement
  [ ] Confidential, for Use of Commission Only (as permitted by rule 14a-6(e)(2))
  [ ]  Definitive Proxy Statement
  [ ]  Definitive Additional Materials
  [X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


         Cascade Corporation
  -----------------------------------------
         (Name of Registrant as Specified in Its Charter)


  -----------------------------------------
         (Name of Person(s) Filing Proxy Statement if Other Than Registrant)

  Payment of filing fee (Check the appropriate box):
  [X]   No fee required
  [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

       (5) Total fee paid:

           ---------------------------------------------------------------------

           [ ]  Fee paid previously with preliminary materials.

           [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


                  (1)  Amount Previously Paid:

                       ---------------------------------------------------------

                  (2)  Form, Schedule or Registration Statement No.:

                       ---------------------------------------------------------

                  (3)  Filing Party:

                       ---------------------------------------------------------

                  (4)  Date Filed:

                       ---------------------------------------------------------

Portland, Oregon
October 18, 2000

FOR IMMEDIATE RELEASE
---------------------

CASCADE CORPORATION ENTERS INTO MERGER AGREEMENT

Cascade Corporation (NYSE: CAE) today announced that the Company has entered into a merger agreement with acquisition companies formed by Lift Technologies Inc., a manufacturer of lift truck masts, TD Capital Group Limited, a member of the Toronto Dominion Bank Group, and the Ontario Municipal Employees Retirement Board.

Under the Agreement each share of Cascade common stock will be converted into the right to receive $17.25 in cash. Cascade will become a wholly-owned subsidiary of a corporation formed by the acquiring group and will continue doing business under its present name. The total value of the proposed acquisition is approximately $320 million, including the assumption of outstanding indebtedness.

James S. Osterman, the Chair of the Special Committee of the Board of Directors of Cascade, said the merger agreement resulted from the process begun by the Board of Directors of Cascade in March under which the Special Committee was appointed to evaluate a management buy-out proposal and other alternatives to enhance value for the shareholders of Cascade. Mr. Osterman added that "the Committee is assured that the merged company will carry forth the traditions of employee satisfaction, product innovation, and customer service that form the basis of Cascade's 57-year history of success."

William J. Harrison, founder and President of Lift Technologies, is the founder and former President of Kenhar Corporation and a former Cascade director. Mr. Harrison and an affiliated company have entered into voting agreements which provide that they will vote their shares in favor of approval of the merger.

Mr. Harrison said, "With the merger of the Cascade and Lift Technologies groups, we will have an organization combining the leading three load handling products companies globally; Cascade Attachments, Kenhar Forks, and Lift-Tek Masts."

"Our plan is very clear; we will cause the new company to grow its market share, develop new products and services, and expand on our strong, competitive, manufacturing base."

"In Cascade, Kenhar, and Lift-Tek, we will have the products, the facilities, the people and the determination to grow the company for the benefit of its customers, employees, suppliers, and shareholders."

Cascade Corporation Enters Into Merger Agreement
October 18, 2000
Page 2


The merger is conditioned upon regulatory and shareholder approvals and other customary conditions.

Cascade also announced that Greg H. Kubicek was elected to succeed C. Calvert Knudsen as Chairman.

Cascade Corporation, headquartered in Portland, Oregon, is a leading international manufacturer of lift truck attachments, forks and accessories. Comprehensive information on Cascade is available on its web site at www.cascorp.com.
---------------

The Lift Technologies Group is the leading independent designer, manufacturer, and distributor of lift masts of all configurations to the mobile Materials Handling Industry. With three manufacturing plans in North America and two in Europe, the Lift Group is totally focused on supplying its Original Equipment Manufacturers and its Aftermarket customers with standard and special masts and accessories.

Lift-Tek is recognized as the leading outsourcing partner to OEMs for masts, carriage assemblies and components for current and non-current lift truck products.

Where You Can Find Additional Information
-----------------------------------------

Cascade plans to file with the Securities and Exchange Commission a proxy statement relating to the business combination transaction described above. Cascade expects to mail a proxy statement about the transaction to the shareholders. Investors and security holders are advised to read carefully the proxy statement when it becomes available, because it will contain important information about Cascade, the merger and related matters. Interested parties and security holders may obtain a free copy of the proxy statement and other documents filed by the companies at the SEC's web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained from Cascade by directing such requests to the company.

In addition to the proxy statement, Cascade files annual, quarterly and special reports, proxy statements, registration statement and other information with the Securities and Exchange Commission. You may read and copy any reports, statement or other information filed by Cascade in the SEC public reference rooms at 450 Fifth Street, NW, Washington, DC 20549, or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Cascade filings with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http://www.sec.gov.
------------------

Cascade Corporation Enters Into Merger Agreement
October 18, 2000
Page 3


Solicitation of Proxies; Interests of Certain Persons in the Transaction
------------------------------------------------------------------------

Cascade, its officers and directors and certain other members of management or employees may be deemed to be participants in the solicitation of proxies from shareholders of Cascade with respect to the transactions contemplated by the merger agreement. A description of any interests that Cascade's directors and executive officers have in the merger will be available in the proxy statement.

Forward-looking Information
---------------------------

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ materially from these forward-looking statements include, but are not limited to, competitive factors in, and the cyclical nature of, the materials handling industry; fluctuations in lift truck orders or deliveries, availability and cost of raw materials; general business and economic conditions in North America, Europe and Asia; foreign currency fluctuations; and effectiveness of the Company's cost reduction initiatives. Additional factors that could cause or contribute to such differences include, but are not limited to, risks relating to the consummation of the merger, including the risks that required regulatory clearances or shareholder approval might not be obtained in a timely manner, or at all. In addition, statements in this Press Release relating to the expected benefits of the contemplated merger are subject to risks relating to the retention of key personnel, the ability to maintain or expand existing Cascade business, changing relationships with customers and suppliers, and other factors.

Contact: James S. Osterman, Chairman, Special Committee of the Board of Directors (503) 653-4588